UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 19, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 19 2008, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release announcing that the Company plans to hold its annual meeting of stockholders on June 27, 2008. The record date for stockholders entitled to notice of and to vote at the annual meeting will be April 30, 2008.

Based on the announced date for the annual meeting, and in accordance with the Amended and Restated Bylaws of the Company, stockholder proposals or nominations for consideration at the annual meeting must be submitted in writing to the corporate secretary no earlier than April 28, 2008 and no later than May 13, 2008, in order to be properly presented at the annual meeting.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Company dated February 19, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Charles Crovitz
Name: Charles Crovitz Title: Interim Chief Executive Officer